EXHIBIT 10.39.7

Agreed Form

TRADEMARK LICENSE AGREEMENT
between

Sanmina Corporation

and

Sanmina SCI India Private Ltd

Dated [●] 2022

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TRADEMARK LICENSE AGREEMENT
This TRADEMARK LICENSE AGREEMENT is dated as of [●] (the “Agreement”), and entered into between Sanmina Corporation, a Delaware corporation with a principal place of business located at 2700 N. 1st Street, San Jose, California, United States of America (“Licensor”), and Sanmina SCI India Private Ltd, a private limited company organized under the Laws of India with Company Identification Number 048391 with a registered office at Plot No. OZ-1, SIPCOT Hi-Tech SEZ Oragadam Sriperumbudur Taluk, Kancheepuram District, Orgadam Kancheepuram TN 602105, India (“Licensee” and, together with Licensor, the “Parties”).
RECITALS:
A.    The Parties, Reliance Strategic Business Ventures Limited (“Reliance”), and Sanmina-SCI Systems Singapore PTE Ltd, (all of the foregoing, “JV Entities”) have entered into a Shareholders’ Agreement, dated as of March 2, 2022 (the “Shareholders’ Agreement”);
B.    The JV Entities have agreed to cause Licensee to enter into this Agreement;
C.    Licensee operates the Business, as defined in the Shareholders’ Agreement;
D.    Licensor owns or has the right to license the Licensed Marks to Licensee on the terms and conditions set forth herein;
E.    Licensor desires to grant to Licensee a license to use, and Licensee desires to use, the Licensed Marks in connection with the Business;
NOW, THEREFORE, in consideration of the foregoing and the representations and agreements set forth in this Agreement, the Parties agree as follows:
Article I

Definitions
Section 1.1    Certain Defined Terms. Terms used but not defined in this Agreement have the meanings assigned to such terms in the Shareholders’ Agreement (as defined below). As used in this Agreement, the following terms have the meanings assigned below:
“Advertising Campaign” means an advertising campaign in support of the Business.
“Agreement” has the meaning assigned in the Preamble.
“Authorized Subsidiary” means a Subsidiary of Licensee formed in accordance with the Shareholders’ Agreement.
“Company Name” has the meaning assigned in Section 2.3(a).
“Intellectual Property Rights” means all intellectual property rights of any kind or nature, now known or hereafter recognised, in any jurisdiction anywhere in the world, whether registered or unregistered, including intellectual property rights in and to (a) patents, and patent applications, and reissues, divisions, continuations, renewals, re-examinations, interferences, extensions, continuations and continuations in part thereof; (b) utility models; (c) designs; (d)
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copyrights; (e) trade secrets; (f) Trademarks; and (g) any registrations or applications to register any of the foregoing
“Shareholders’ Agreement” has the meaning assigned in the Recitals.
“JV Entities” has the meaning assigned in the Recitals.
“Licensed Marks” means the marks set forth on Schedule A, any New Marks, and any common law rights pertaining to any of the foregoing.
“Licensee” has the meaning assigned in the Preamble.
“Licensee Domain” has the meaning assigned in Section 2.3(b).
“Licensor” has the meaning assigned in the Preamble.
“New Mark” has the meaning assigned in Section 6.4.
“Parties” has the meaning assigned in the Preamble.
“Permitted Sublicensee” has the meaning assigned in Section 2.2.
“Quality Standards” has the meaning assigned in Section 3.1.
“Reliance” has the meaning assigned in the Recitals.
“Term” has the meaning assigned in Section 10.1.
“Territory” means anywhere in the world.
“Trademark” means any trademark, service mark, trade name, domain name, logo, or other source identifier.
“Transaction Document” has the meaning assigned in the Shareholders’ Agreement.
Article II

Grant of License
Section 2.1    Grant.
(a)    From and after the date of this Agreement and during the Term, subject to the terms and conditions contained in this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, a Transferable (solely in accordance with a permitted Transfer of this Agreement under Section 12.2), non-exclusive (except solely to the extent as provided in Section 2.3), sub-licensable (solely in accordance with Section 2.2) right and license to use and exploit the Licensed Marks in the Territory, in connection with the Business: in the corporate names or trade names of Licensee and its Authorized Subsidiaries, on any materials or media (printed or electronic) that reference such corporate names or trade names, in advertising and marketing materials, and as set forth in Section 2.3 below.
(b)    Licensee shall not use the Licensed Marks in any manner outside the scope of the license granted pursuant to Section 2.1(a).
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(c)    Except with respect to Licensee’s exclusive rights in the Company Name, as provided in Section 2.3, Licensor retains the unlimited right to use, and to grant licenses to third parties to use, the Licensed Marks anywhere in the world, including the Territory, for any purpose whatsoever.
(d)    Notwithstanding anything to the contrary in this Agreement and the other Transaction Documents, Licensee shall have no obligation to use or exploit any license or other right granted under this Agreement.
Section 2.2    Sublicense to Licensed Marks. Licensee may grant a sublicense of the right and license granted pursuant to Section 2.1 (i) to any Authorized Subsidiary or (ii) in connection with an Advertising Campaign, to advertising agencies, web designers, web hosting providers, or any other third parties that provide advertising, marketing, or hosting services to Licensee to the extent that any of the foregoing require a license to the Licensed Marks to provide such advertising, marketing, or hosting services to Licensee (each permitted sublicensee under this Section 2.2, a “Permitted Sublicensee”).
Section 2.3    Company Name Marks, Domain Names, and Websites.
(a)    The mark and name listed in Schedule B is approved by Licensor for use by Licensee or its Permitted Sublicensees as the company name of Licensee or its Authorized Subsidiaries (such combination mark and name, the “Company Name”). With respect to the Company Name only (but not, for the avoidance of doubt, any of the constituent elements of the Company Name that is a Licensed Mark), the right and license granted to Licensee pursuant to Section 2.1 is exclusive in the Territory. Licensor shall not use, or permit others to use, the Company Name during the Term or after termination or expiration of this Agreement.
(b)    Licensee may register any of the domain names (both gTLDs and ccTLDs) listed in Schedule B for use by Licensee and its Authorized Subsidiaries in the Business. Each such domain name (each, a “Licensee Domain”) shall be registered in the name of, and owned exclusively by, Licensee, subject to the restrictions set forth in Section 10.2(b).
(c)    Except as otherwise provided in Section 2.3(b), Licensee shall not, and Licensor may, in its sole discretion elect to, register any domain names that are composites of, or are combinations that include, any Licensed Mark. Any such domain names will be Licensed Marks subject to the grant of license set forth in Section 2.1 and the other terms of this Agreement applicable to the Licensed Marks.
(d)    During the Term, Licensee may, in furtherance of and, in accordance with, an Advertising Campaign, purchase advertising or promotional prominence for the Licensed Marks and Licensee Domains on search results obtained from the home pages or sites of search engines, websites, or software applications.
(e)    During the Term, Licensor shall maintain a hyperlink on its corporate website (https://www.sanmina.com/) that links to the website of Licensee. During the Term, Reliance and each of its Affiliates will have the right, but not the obligation, to maintain a hyperlink on its corporate website www.ril.com that links to the website of Licensee. Such links may contain a brief description of Licensee and its services in a form approved by the Parties.
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Article III

Quality Standards and Control
Section 3.1    Quality Control.
(a)    Licensee shall use reasonable efforts to ensure that the nature and quality of all goods bearing the Licensed Marks meet the standard of quality historically associated with Licensor and the Licensed Marks. Without limiting the foregoing, at all times during the Term, Licensee shall cause (i) the nature and quality of any advertisements, marketing or promotional materials or other printed materials bearing the Licensed Marks and (ii) all uses of the Licensed Marks by Licensee to in each case ((i) and (ii)) comply with the quality standards attached hereto as Schedule C (the “Quality Standards”).
(b)    Notwithstanding Section 3.1(a), Licensor shall not have a right to enforce against Licensee at any time any Quality Standards that are materially more burdensome to Licensee than those trademark quality standards that Licensor, at such time, uses in its own business or imposes on its Affiliates (other than the JV Entities).
Section 3.2    Samples; Right of Inspection. If, at any time, or from time to time, during the Term, Licensor detects any material non-conformity in the use of the Licensed Marks, then, at Licensor’s reasonable written request, Licensee shall, at Licensor’s expense, provide Licensor with representative samples of the ways in which the Licensed Marks are then being used by Licensee (or photographs or screen scrapes depicting the same), for the purpose of confirming Licensee’s compliance with the Quality Standards.
Section 3.3    Deficiencies. If any use by Licensee of the Licensed Marks does not conform to the standard of quality historically associated with Licensor and the Licensed Marks or Quality Standards, Licensor shall so notify Licensee of such use in writing, with a copy to Reliance. Licensor’s notice shall identify the nonconforming use and the reason such use is nonconforming. Licensor shall cooperate with Licensee in its efforts to correct the nonconforming use by, among other things, suggesting alternative uses of the Licensed Marks that will comply with the Quality Standards and accommodate the reasonable requirements of the Business. Following receipt of such notice, Licensee shall use commercially reasonable efforts in cooperation with Licensor to modify or discontinue such use in a manner that cures the nonconformity identified in Licensor’s notice.
Article IV

Compliance with Law
Section 4.1    Compliance and Notices. Licensor may, by written notice to Licensee, designate the applicable Trademark marking or legend (i.e., “TM”, “SM”, the ® symbol or other applicable trademark marking) that is legally required or prescribed under applicable Law for securing legal protection of the Licensed Marks. To all materials that bear a Licensed Mark (including all stationery, labels, packaging, advertising, promotional materials, manuals, invoices, and all other printed or electronic materials) Licensee shall (a) affix the appropriate trademark marking where commercially practical and (b) use reasonably diligent efforts, as may be commercially practical, to affix the trademark legend, if any, in each case (a) and (b), as designated by Licensor in writing. Licensee shall use the Licensed Marks only in such manner as will comply with applicable Laws, provided that Licensor shall be solely responsible for the designation of the trademark marking and trademark legends and for ensuring that the use of the Licensed Marks in accordance with the Quality Standards complies with all applicable Laws.
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Article V

Ownership and Maintenance
Section 5.1    Ownership.
(a)    Licensee will not claim any right, title, or interest in the Licensed Marks in any jurisdiction, other than the rights expressly granted by this Agreement.
(b)    Licensee acknowledges that (i) the Licensed Marks are and will remain the exclusive property of Licensor and (ii) all uses of the Licensed Marks shall inure solely to the benefit of Licensor. Nothing in this Agreement grants, nor shall Licensee acquire by virtue of this Agreement or by any other license, express or implied, any right, title, or interest in or to the Licensed Marks or any goodwill associated therewith, other than those rights expressly granted by this Agreement.
(c)    Licensee shall not, either directly or indirectly, at any time, without the prior written consent of Licensor, acquire a trademark registration or file and prosecute, or take steps to file and prosecute, a trademark application for any Licensed Mark, or any component, variation, or derivation of any Licensed Mark, or any name or mark confusingly similar to any Licensed Mark for any goods or services anywhere in the world.
Section 5.2    Business Registrations. Licensor acknowledges and agrees that each of Licensee and its Authorized Subsidiaries may seek a business registration in the Territory under the Companies Act 1956 using the Company Name, and that such registration(s) and any related permits, registrations and approvals will not require the prior approval of Licensor and shall not be deemed a breach hereof. The Licensor further undertakes to issue no objection letters in favour of the Licensee and its Authorized Subsidiaries for use of the Company Name in relation to such business registrations.
Article VI

Registrations
Section 6.1    Registration of Licensed Marks.
(a)    Licensor will file, within forty-five (45) days of the date hereof, one or more applications to register the Licensed Marks in India (to the extent not already registered) and will use commercially reasonable efforts to effect the registration of each Licensed Mark in India, provided that Licensor shall have the right to withdraw any application for registration of a Licensed Mark in India in the event that (i) Licensor is advised by outside trademark counsel that an application for registration of a Licensed Mark in India is reasonably likely to be rejected by the Trade Marks Registry, or (ii) an opposition to registration of a Licensed Mark has been filed and Licensor is advised by outside trademark counsel that such opposition is not frivolous.
(b)    Licensor shall promptly notify Licensee and Reliance in writing of (i) any factor, occurrence, or event coming to its attention that is reasonably likely to have an adverse effect on its ability to obtain or maintain a registration for a Licensed Mark in the Territory and (ii) any decision by Licensor to withdraw an application to register a Licensed Mark in the Territory as provided in Section 6.1(a), together with a reasonable description and such other material as may be reasonably requested by Reliance, subject to reasonable privilege concerns, of the basis for such withdrawal. Prior to withdrawing an application for registration pursuant to this Section 6.1,
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Licensor shall afford Reliance a reasonable period of time to consider the action and to discuss the same with Licensor.
(c)    In the event that Licensor withdraws an application for registration pursuant to this Section 6.1, Licensee shall have the right, but not the obligation, to replace all then-existing Licensed Marks with new trademarks or service marks and the Parties shall thereafter cooperate in good faith to transition the branding of the Licensee’s business to the replacement marks.
Section 6.2    Maintenance; Registrations; Filings. Licensee shall execute all documents as are reasonably necessary or expedient to aid in, and shall otherwise cooperate at Licensor’s expense with, Licensor’s efforts to prepare, obtain, file, record, and maintain any registrations and applications with respect to the Licensed Marks in the Territory.
Section 6.3    Registration of Licensee as a User of Licensed Marks. Licensor will, at Licensor’s expense, make applications to register or record Licensee as a user or licensee of any Licensed Mark as may be required by or desirable under the Laws of any jurisdiction in the Territory. Upon reasonable request by Licensor, Licensee shall, at Licensor’s expense, join in such applications and shall execute such other documents as may be necessary or desirable to implement such applications, including the entry into further confirmatory and recordable registered user agreements within the terms hereof.
Section 6.4    New Marks. Licensee may, from time to time, request that Licensor register new combination marks, designs, or logos that include all or part of a Licensed Mark for use in the Territory (“New Mark”). Upon such request, Licensor shall consider in good faith whether or not to register the New Mark. If Licensor rejects Licensee’s request to register a New Mark, it will so notify Licensee in writing and thereafter the Parties shall attempt in good faith to resolve the matter. If the matter is not resolved within thirty (30) days following delivery of such notice, then the Reliance Senior Representative and the Sanmina Senior Representative will meet promptly, in person or by videoconference, to attempt in good faith to resolve the matter on behalf of the Parties, in which case the Parties will proceed in accordance with such resolution. If the Reliance Senior Representative and Sanmina Senior Representative are unable to resolve the matter within thirty (30) days of such meeting, then Licensor will, in its sole discretion, have the right determine whether or not to register the New Mark. Any Trademark registration that may issue for a New Mark shall be owned by Licensor and shall be deemed a Licensed Mark that is licensed hereunder.
Section 6.5    Cancellation. Upon any termination of this Agreement, Licensee and Licensor shall, at Licensor’s expense, join in applications to cancel any registration of Licensee as a user or licensee of the Licensed Marks or the recordation of this license effected under this Article VI.
Article VII

Infringement or Dilution
Section 7.1    Licensor Rights.
(a)    Each Party shall promptly notify the other Party upon becoming aware of any material infringement or dilution of the Licensed Marks in India.
(b)    Licensor may take such steps to stop infringement or dilution of the Licensed Marks as Licensor may deem necessary in its sole discretion to protect the Licensed Marks. Should Licensor fail to institute or prosecute an action for infringement of (a) the Company
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Name; or (b) other Licensed Marks to the extent that such infringement involves goods or services provided in competition with goods or services provided by Licensee under the Licensed Marks, within sixty (60) days of receiving notice from Licensee of infringement or alleged infringement, then Licensee, at its sole cost, shall have the right (but not the obligation) to institute and prosecute such action. If Licensee institutes and prosecutes any such action, Licensor shall provide such assistance as Licensee may reasonably request to stop such infringement and Licensee shall bear all expenses relating thereto. Any recovery as a result of such action shall belong solely to Licensee, and Licensor shall not have any claim to any part of such recovery, other than the right to reimbursement of its expenses specified herein. Licensor may otherwise participate in any action taken by or proceeding instituted by Licensee through separate counsel of Licensor’s own choosing, provided that Licensee at all times shall retain full control over such action.
(c)    In the event Licensor elects to institute or prosecute an action for infringement or dilution, Licensee shall provide such assistance as Licensor may reasonably request to stop such infringement or dilution and Licensor shall bear all expenses relating thereto. Licensor shall have full control over any such action, including the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, or otherwise to make any decision in respect thereto as it deems advisable in its discretion; provided that in no event shall Licensor take any position or submit any argument in any such action or agree to any settlement terms that may in any way materially lessen, impair, or undermine any of Licensee’s rights under this Agreement or rights in the Company Name, without Licensee’s pre-approval. Licensor shall bear all expenses connected with the foregoing, including all expenses incurred by Licensee. Any recovery as a result of such action shall belong solely to Licensor, and Licensee shall not have any claim to any part of such recovery, other than the right to reimbursement of its expenses specified herein. Licensee may participate in any action taken by or proceeding instituted by Licensor through separate counsel of Licensee’s own choosing, provided that Licensor at all times shall retain full control over such action.
Article VIII

Indemnification
Breach of any of the representations or warranties set forth in Section 9.2 below, and any third party claims based upon, or otherwise arising out of, any claim that the use or exploitation of the Licensed Marks by the Licensee pursuant to the terms hereof infringes, dilutes, or otherwise violates the Intellectual Property Rights of any other Person, shall entitle the Company to seek indemnity and other relief pursuant to and in accordance with Article XIII of the Shareholders’ Agreement, which provisions are incorporated by reference mutatis mutandis as if set forth at length in this Agreement with the understanding and agreement for the purposes hereof, the Licensee shall be the indemnified party thereunder and the Licensor shall be the indemnifying party thereunder. The provisions regarding indemnification set forth in this Article VIII shall not be exclusive of and shall be without prejudice to any other rights to which the Company may be entitled under any Law, this Agreement, or any other agreement. In no event may a Party to a Transaction Document seek to recover any Losses against another Party to such Transaction Document to the extent the same Loss or Losses arising out of, or otherwise based on, the same set of facts have already been recovered by such Party under any other Transaction Document or are otherwise the subject of an existing claim or proceeding under such other Transaction Document.
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Article IX

Representations and Warranties; Disclaimers
Section 9.1    Representations of the Parties. Each Party severally represents and warrants, as to itself and not as to any other Party, to the other Party that the following representations and warranties are true and correct, in each case, as of the date of this Agreement:
(a)    the Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;
(b)    the execution, delivery, and performance of this Agreement by such Party has been duly and validly authorized and approved by all necessary corporate action. Such Party has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar Laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity;
(c)    the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated in this Agreement do not and will not, with or without the giving of notice or the passage of time or both, breach or violate: (i) the terms of the organizational documents of such Party; (ii) any requirement of Law (assuming, without any investigation, no breach or violation of any requirement of Law by any other Party); or (iii) any agreement or instrument to which such Party is a party, result in the creation or imposition of any Lien upon the property or assets of such Party, or give any third party the right to terminate or cancel any right of such Party under any agreement or instrument to which such Party is a party;
(d)    no consent, approval, or authorization of, or registration, declaration, notice, report, or other filing with, any Governmental Authority is required to be obtained or made by such Party in connection with the execution, delivery, or performance by such Party of this Agreement; and
(e)    such Party (i) is, and has been, in compliance in all material respects with all Laws, and, (ii) to the knowledge of such Party, is not under investigation with respect to any material violation of any Law, in each case (i) and (ii), to the extent that such compliance or absence of investigation relates to or affects the ability of such Party to perform any of its obligations under this Agreement.
Section 9.2    Representations of Licensor. Licensor represents and warrants to Licensee as of the date of this Agreement that: (a) it owns or has the right to license the Licensed Marks in the Territory; (b) it has the right to grant the license set forth in Section 2; and (c) there are no claims, judgments, or settlements against Licensor or any of its Affiliates relating to the Licensed Marks anywhere in the world and no claim or litigation has been brought or threatened by any Person alleging, and Licensor is not aware of any possible claim, that (i) any of the Licensed Marks are invalid or unenforceable, or (ii) any of the Licensed Marks infringe, dilute, or otherwise violate a Trademark or any other Intellectual Property Right of any third party.
Section 9.3    Disclaimer of Warranties. EACH PARTY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT IS NOT MADE BY SUCH PARTY IN THIS ARTICLE. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IX, THE
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LICENSED MARKS ARE LICENSED “AS IS” AND LICENSOR EXPRESSLY DISCLAIMS ALL WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL, OR WRITTEN), INCLUDING ANY AND ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.
Article X

Term; Termination
Section 10.1    Term. The term of this Agreement (“Term”) shall commence as of the date of this Agreement, and shall continue in effect until the termination of the Shareholders’ Agreement pursuant to Section 12.1 thereof.
Section 10.2    Effects of Termination.
(a)    As soon as practicable after the termination of this Agreement, Licensee shall: (i) use all commercially reasonable efforts to destroy and delete, or, where such destruction and deletion is impracticable, to discontinue using, all materials in its possession or control bearing the Licensed Marks; and (ii) send a written statement to Licensor confirming compliance with such obligations.
(b)    Following the termination of this Agreement, Licensee shall (i) redirect all website traffic from all Licensee Domains to domains designated by Licensee that do not make use of any Licensed Mark, (ii) discontinue all use and exploitation of any and all Licensee Domains, other than the limited use specified in Section 10.2(b)(i), and (iii) Transfer any registrations for the Licensee Domains to Licensor “AS IS” and without charge and thereafter Licensor covenants and agrees not to, for a period of 12 months following such termination, (A) use or exploit any such Licensee Domain for any purpose, or (B) Transfer any such Licensee Domain to any Person.
(c)    Except as expressly provided in this Section 10.2, upon the termination of this Agreement, (i) all the rights in the Licensed Marks granted to Licensee by this Agreement, and any composite or combined trade name, mark, logo, or domain name that includes any Licensed Mark shall automatically revert, or be assigned by Licensee, to Licensor, (ii) Licensee shall have no further rights in, and shall immediately cease all use of, the Licensed Marks or any such composites or combinations, and (iii) Licensee shall have no right whatsoever to use or be granted a license to use any of the Licensed Marks or any such composites or combinations.
(d)    Notwithstanding anything to the contrary contained in this Agreement, the rights and obligations of Licensor and Licensee pursuant to the last sentence of Section 2.3(a), Article V (Ownership and Maintenance), Article VIII (Indemnification), Section 9.3, this Section 10.2 (Effects of Termination), Article XI (Dispute Resolution), and Article XII (General) shall survive indefinitely regardless of any termination or expiration of this Agreement.
Article XI

Dispute Resolution
Section 11.1    Arbitration of Disputes. Subject to Section 11.2, except for matters covered by Article VIII and except as expressly set forth in any other Transaction Document, any and all disputes, claims, or controversies arising out of, relating to, or in connection with, this Agreement, including the determination of the scope or applicability of this agreement to
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arbitrate, shall be exclusively and finally resolved by arbitration conducted in accordance with the LCIA Rules, except as modified by this Agreement. Section 10.10 of the Shareholders Agreement shall apply to any such arbitration.
Section 11.2    Interim Relief. Notwithstanding Section 11.1, any Party has the right to seek interim relief necessary to preserve such Party’s rights, including pre-arbitration attachments or injunctions, in any court of competent jurisdiction, including those jurisdictions in Section 11.8.
Section 11.3    Available Relief. Any arbitral tribunal constituted pursuant to this Agreement shall have the power, as if it were a court of competent jurisdiction operating under the Laws of England and Wales, to order any remedy available to such court, including injunctive relief, declaratory relief, and other forms of equitable relief, including relief directing a Shareholder to vote its Shares in a particular manner.
Section 11.4    Seat and Language. The seat of the arbitration shall be London, England and the arbitration shall be conducted in English.
Section 11.5    Number of Arbitrators. The arbitration shall be conducted by three arbitrators. Each of Reliance and Sanmina shall nominate one of the three arbitrators, and such nominees shall together nominate the third arbitrator. If either Reliance or Sanmina fails to nominate an arbitrator within 30 days of receiving written notice of the nomination of an arbitrator by the other party, such arbitrator shall be appointed by the LCIA. If the two arbitrators to be appointed by the Reliance and Sanmina fail to agree upon a third arbitrator within 30 days of the nomination of the second arbitrator, the third arbitrator shall be appointed by the LCIA.
Section 11.6    Binding. The arbitration award shall be final and binding on the Parties and not subject to any appeal on points of Law, fact or otherwise.
Section 11.7    Exclusion of Arbitration Act, 1996. The Parties expressly exclude the applicability of Part I of the (Indian) Arbitration and Conciliation Act, 1996 (except Section 9 of such act, which Section will apply subject to Section 11.1) to any arbitration conducted pursuant to this Section 11.7.
Section 11.8    Jurisdiction; Service.
(a)    The Parties submit to the exclusive jurisdiction in the courts of England and Wales for the limited purpose of enforcing the agreement to arbitrate set forth in this Article XI. For the avoidance of doubt, no Party shall approach any court in any jurisdiction to challenge whether the Parties may arbitrate any dispute, claim, or controversy arising out of, relating to, or in connection with, this Agreement.
(b)    Each Party seeking (i) interim relief pursuant to Section 11.2 or (ii) to enter or enforce any award, judgment, or order of an arbitral tribunal, may do so in (A) the Supreme Court of the State of New York, in and for New York County, and the United States District Court for the Southern District of New York, and appellate courts from any of the preceding courts, (B) the competent courts of England and Wales, or (C) the competent courts of the Republic of India located in New Delhi or Mumbai. Notwithstanding the foregoing, judgment on any award may be entered by any court having jurisdiction thereof over a Party or its assets.
(c)    Each Party waives any objection to the exercise of jurisdiction by any of the courts referred to in Section 11.8(a) or Section 11.8(b) and to the venue of any such action or
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proceeding in any such court or that such action or proceeding was brought in an inconvenient forum.
(d)    Each Party agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Party at its address referred to in Section 15.1 of the Shareholders Agreement or at such other address as the Parties shall have been notified pursuant to Section 15.1 of the Shareholders Agreement, and agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by Law.
(e)    EACH PARTY, TO THE EXTENT PERMITTED BY LAW, (I) WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION FOR THE ENTRY AND ENFORCEMENT OF ANY ARBITRAL AWARD GRANTED PURSUANT TO THIS AGREEMENT, AND (II) AGREES NOT TO OPPOSE, CHALLENGE, OR APPEAL, AND TO WAIVE ANY AND ALL RIGHTS SUCH PARTY MAY HAVE WITH RESPECT TO OPPOSING, CHALLENGING, OR APPEALING, ANY ARBITRAL AWARD GRANTED PURSUANT TO THIS AGREEMENT OR THE ENTRY AND ENFORCEMENT OF SUCH AWARD IN ANY COURT.
Section 11.9    Remedies. The Parties agree that (a) any breach of this Agreement by any Party may result in immeasurable and irreparable harm to the other Parties, (b) monetary damages may be an inadequate remedy for such breach, and (c) in addition to any other rights or remedies that such other Parties may have, such other Parties shall be entitled to (i) interim relief in any court of competent jurisdiction pursuant to Section 11.2, (ii) equitable relief, including specific performance, from an arbitral tribunal pursuant to Section 11.3, and (iii) enter or enforce any award, judgment, or order of an arbitral tribunal pursuant to Section 11.8(b) in addition to any and all other legal or equitable remedies available to them. Each Party agrees (A) not to oppose the granting of any such relief on the grounds that monetary damages would be an adequate remedy, and (B) to waive any requirement for the posting of any bond in connection with such relief.
Section 11.10    Governing Law. This Agreement and its enforcement shall be governed by, and construed and enforced in accordance with, the Laws of England and Wales, without regard to any conflicts-of-laws principles that would cause the application of Laws of any jurisdiction other than those of England and Wales.
Article XII

General
Section 12.1    Miscellaneous. The provisions of Sections 1.2 (Interpretation), 15.1 (Notices), 15.5 (Effect of Waiver or Consent), 15.6 (Amendment), 15.10 (Severability), 15.15 (Counterparts), and 15.16 (Entire Agreement) of the Shareholders’ Agreement shall apply to this Agreement and are incorporated by reference mutatis mutandis as if set forth at length in this Agreement. For the avoidance of doubt, this Agreement is a Transaction Document as defined in the Shareholders’ Agreement.
Section 12.2    Assignment. This Agreement, and the rights and licenses granted hereunder, will not be Transferable by a Party without the prior written consent of the other Party, except as set forth in Section 2 and except that Licensee may assign or otherwise Transfer this Agreement and the licenses granted hereunder, in whole or in part, to any of its Authorized Subsidiaries with approval of the Board. Any purported assignment or other Transfer that does not comply with this Section will be null and void ab initio. Any rights and licenses granted to Licensee under this Agreement to use the Licensed Marks shall inure to the benefit of any
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acquirer of, or successor in interest to, Licensee, whether by merger, consolidation, purchase, operation of law, or otherwise. This Agreement will inure to the benefit of and be binding upon each Party and each Party’s successors, trustees, permitted assigns, and legal representatives.
Section 12.3    Costs and Expenses. Except as otherwise provided herein, each Party shall bear all costs and expenses incurred by such Party in connection with this Agreement and the transactions contemplated by this Agreement.
Section 12.4    Authority. Licensor will be an independent contractor of Licensee, and nothing in this Agreement is or will be deemed to (a) make either Party or any employee of such Party the agent, employee, or partner of the other Party, or (b) provide either Party or any employee of such Party with the authority to act on behalf of, to bind, or to obligate, the other Party to any contract, agreement, or other similar legally binding obligation.
Section 12.5    Further Assurances. Each Party shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the intention of the Parties as expressed in this Agreement, including using its reasonable efforts to (i) promptly prepare and file all applications and documents relating to, and (ii) obtain as promptly as practicable, in each case ((i) and (ii)), all consents or approvals from any Governmental Authorities or other Third Parties, in each case as required in connection with this Agreement.
Section 12.6    No Third Party Beneficiaries. Reliance is a third party beneficiary of this Agreement with respect to those provisions in which Reliance is specifically referenced and as provided under the indemnity provision in Article XIII of the Shareholders' Agreement. Except as otherwise provided in this Section 12.6, nothing in this Agreement shall confer any rights upon any Person as a third party beneficiary, other than the Parties and their respective successors and permitted assigns.
[Signature page follows]

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    IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Sanmina Corporation

By:
Name:
Title:

Sanmina SCI India Private Ltd

By:
Name:
Title:

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Schedule A

Licensed Marks

Schedule B

Company Name and Domain Names

A.    Company Name:

B.    Domain Name:

Schedule C

Quality Standards